SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2006

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	98-0202944 (I.R.S. Employer Identification No.)
789 West Pender Street, Suite 1205 Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 1H2 (Zip Code)
Registrant's telephone number, including area code	604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We wish to announce that we have been informed by the operator of the gas well in Alberta that we entered into on February 7, 2006, has been successfully drilled and cased. Based on information received to date a decision has been made by the operator to declare the well in “Tight-Hole Status” (no further information about the well can be disclosed until further notice).

Bernard McDougall, our president stated, "Things are really going in our favor right now.  We have just announced our first acquisition in the world’s largest Oil Sands region and now our first conventional operations in months appear to be positive. The fact that the operator has decided to go to Tight-Hole Status is potentially very encouraging. These are very exciting times for MSEV and MSEV’s shareholders as the company seems to be clearly heading in the right direction.  Management is also very excited about the recent announcement by the Whitesands Oil Sands project of the initial start-up of operations. The Whitesands project is the closest major oil sands project to our property.”

The Oil Sands of Canada hold recoverable reserves of 175 billion barrels with a proven reserve life of 480 years and another 130 billion barrels of potential reserves, which is second only to Saudi Arabia’s 262 billion barrels. As a comparison, the United States has only 29 billion barrels of recoverable reserves and has decreasing domestic production while their demand is increasing by 1-2% every year. Canada is in an optimal position to supply oil to the US with its favorable political climate, close proximity and being one of the few non-OPEC countries which can grow its oil production.

We have also initiated the process of listing our shares on the Frankfurt Stock Exchange.  The process is expected to be completed within 2-6 six weeks.  There are a large amount of junior resources companies that have listed on the Frankfurt Exchange which have received positive substantial exposure from the listing.  The monies needed for the listing have been forwarded and accepted for this application.

We are an emerging oil and gas company with exposure to the Athabasca Oil Sands of Alberta, Canada, which is the largest Oil Sands region in the world and has production from conventional multiple oil and gas wells. We are one of if not the smallest market capitalized companies with exposure to the Alberta Oil Sands.  Our goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have multiple independent sources of oil and/or gas revenue from production in Canada and Texas. We are presently involved in multiple oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization including additional Oil Sands projects.

If you have any questions, please call us at (604) 646-6903. If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         March 7, 2006